                    CHAMPION INDUSTRIES, INC. AND SUBSIDIARIES


                           EXHIBIT 99.2


     PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



CHAMPION INDUSTRIES, INC., DONIHE GRAPHICS, INC. AND SMITH & BUTTERFIELD CO.,
INC.


On November 13, 1995, Champion Industries, Inc. ("Champion") acquired all the outstanding common stock of Donihe Graphics, Inc. ("Donihe") in exchange for cash of $950,000 and 66,768 (83,460 post-split) shares of its common stock with a fair market value of $1,500,000. On July 1, 1996, Champion exchanged 66,666 shares of its common stock with a fair market value of $1,200,000 for all the issued and outstanding common stock of Smith & Butterfield Co., Inc. ("S & B"). These transactions were accounted for using the purchase method of accounting.

The following pro forma condensed consolidated balance sheet as of April 30, 1996, and the pro forma condensed consolidated income statement for the six months ended April 30, 1996, and for the year ended October 31, 1995, give effect to the acquisition of 100% of the outstanding common shares of Donihe and S & B by Champion. The pro forma information is based on the historical financial statements of Champion as of and for the six months ended April 30, 1996; Donihe for the year ended September 30, 1995; and S & B as of and for the six months ended March 31, 1996 and for the twelve months ended September 30,1995.

The pro forma consolidated financial statements have been prepared by Champion management based upon the financial statements of Donihe and S & B. These pro forma consolidated financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes of Champion and Donihe contained in Champion's Form 10-K dated January 25, 1996, and the audited financial statements and notes of S & B contained elsewhere herein.

                  CHAMPION INDUSTRIES, INC. AND SUBSIDIARIES

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

                                  (UNAUDITED)

                                    ASSETS

                                      CHAMPION
                                  INDUSTRIES, INC.      SMITH &
                                  AND SUBSIDIARIES     BUTTERFIELD                                PRO FORMA
                                     HISTORICAL        HISTORICAL                                CONSOLIDATED
                                      APRIL 30,         MARCH 31,                PRO FORMA        APRIL 30,
                                        1996              1996                  ADJUSTMENTS         1996
                                  ----------------     -----------              -----------      -----------
Current assets:
  Cash                               $ 1,535,341         ($47,023)               $       --      $ 1,488,318
  Accounts receivable                  9,237,433          514,800                        --        9,752,233
  Inventories                          6,034,149          660,943                        --        6,695,092
  Other current assets                   320,218           53,921                        --          374,139
  Deferred tax asset                     272,657               --                        --          272,657
                                     -----------       ----------                ----------      -----------
                                      17,399,798        1,182,641                        --       18,582,439
                                     -----------       ----------                ----------      -----------
Property and equipment, at cost:
  Land                                   647,340               --                        --          647,340
  Buildings and improvements           3,033,824          209,193(1)(4)            (149,193)       3,093,824
  Machinery and equipment             11,932,163               --                        --       11,932,163
  Equipment under capital lease        1,698,990               --                        --        1,698,990
  Furniture and fixtures               1,207,539          128,535(4)                (68,535)       1,267,539
  Vehicles                               758,698           68,658(4)                (38,658)         788,698
                                     -----------       ----------                ----------      -----------
                                      19,278,554          406,386                  (256,386)      19,428,554
Less accumulated depreciation         (8,043,955)        (296,377)(1)(4)(5)         286,627       (8,053,705)
                                     -----------       ----------                ----------      -----------
                                      11,234,599          110,009                    30,241       11,374,849
                                     -----------       ----------                ----------      -----------
Cash surrender value of officers'
  life insurance                         436,307               --                        --          436,307
Excess cost over net assets of
  acquired business, net of
  amortization                         1,622,884               --(2)(4)(6)          791,981        2,414,865
  Other assets                           160,011          174,773(3)                 34,546          369,330
                                     -----------       ----------                ----------      -----------
                                       2,219,202          174,773                   826,527        3,220,502
                                     -----------       ----------                ----------      -----------
                                     $30,853,599       $1,467,423                $  856,768      $33,177,790
                                     -----------       ----------                ----------      -----------
                                     -----------       ----------                ----------      -----------

                See notes to the pro forma unaudited condensed
                      consolidated financial statements.

                  CHAMPION INDUSTRIES, INC. AND SUBSIDIARIES

                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS

                                  (UNAUDITED)

                     LIABILITIES AND SHAREHOLDERS' EQUITY

                                     CHAMPION
                                  INDUSTRIES, INC.      SMITH &
                                  AND SUBSIDIARIES     BUTTERFIELD                                Pro Forma
                                     HISTORICAL         HISTORICAL                               Consolidated
                                      APRIL 30,         MARCH 31,                Pro Forma        April 30,
                                        1996              1996                  Adjustments         1996
                                  ----------------     -----------              -----------      -----------

Current liabilities:
  Notes payable                      $   900,000       $  321,399                $       --      $ 1,221,399
  Term debt, current portion             671,821           59,129                        --          730,950
  Capital lease obligation, current      343,884               --                        --          343,884
  Accounts payable                       919,227          269,301(3)                 38,384        1,226,912
  Accrued payroll                        823,001               --                        --          823,001
  Taxes accrued and withheld             269,990           95,529                        --          365,519
  Accrued income taxes                   897,906               --(7)                 (5,000)         892,906
  Accrued expenses                       480,903           39,515(2)                172,470          692,888
                                     -----------       ----------                ----------      -----------
  Total current liabilities            5,306,732          784,873                   205,854        6,297,459
Term debt, net of current portion      1,908,725          110,587                        --        2,019,312
Capital lease obligation, long-term      976,324               --                        --          976,324
Intercompany                                  --               --                        --               --
Deferred income taxes                  1,490,941               --(4)                 31,000        1,521,941
Deferred gain                            344,703               --                        --          344,703
                                     -----------       ----------                ----------      -----------
  Total liabilities                   10,027,425          895,460                   236,854       11,159,739
                                     -----------       ----------                ----------      -----------
Shareholders' equity:
  Common stock                         6,417,260          200,400(4)               (133,734)       6,483,926
  Additional paid-in capital           8,208,741               --(4)              1,133,334        9,342,075
  Retained earnings                    6,200,173          371,563(4)               (379,686)       6,192,050
                                     -----------       ----------                ----------      -----------
  Total shareholders' equity          20,826,174          571,963                   619,914       22,018,051
                                     -----------       ----------                ----------      -----------
                                     $30,853,599       $1,467,423                $  856,768      $33,177,790
                                     -----------       ----------                ----------      -----------
                                     -----------       ----------                ----------      -----------

                See notes to the pro forma unaudited condensed
                      consolidated financial statements.

                  CHAMPION INDUSTRIES, INC. AND SUBSIDIARIES

             PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS
                                 (UNAUDITED)

                      SIX MONTHS ENDED APRIL 30, 1996


                                       CHAMPION
                                      INDUSTRIES,
                                       INC. AND         SMITH &
                                      SUBSIDIARIES     BUTTERFIELD                                 PRO FORMA
                                       HISTORICAL       HISTORICAL                                CONSOLIDATED
                                        APRIL 30,        MARCH 31,              PRO FORMA          APRIL 30,
                                          1996             1996                ADJUSTMENTS            1996
                                      --------------  -------------            -----------        ------------
Revenues:
  Printing                             $20,728,022               $0                    $0          $20,728,022
  Office products and office
    furniture                            7,981,566        2,576,502                     0           10,558,068
                                       -----------        ---------             ---------          -----------
  Total revenues                        28,709,588        2,576,502                     0           31,286,090
                                       -----------        ---------             ---------          -----------
Cost of sales:
  Printing                              14,088,054                0                     0           14,088,054
  Office products and office
    furniture                            5,203,852        1,760,389                     0            6,964,241
                                       -----------        ---------             ---------          -----------
  Total cost of sales                   19,291,906        1,760,389                     0           21,052,295
                                       -----------        ---------             ---------          -----------
Selling, general and                                                (2)(3)
administrative expenses                  6,687,873          802,351 (5)(6)        (21,518)           7,468,706
                                       -----------        ---------             ---------          -----------
Income from operations                   2,729,809           13,762                21,518            2,765,089
                                       -----------        ---------             ---------          -----------
Other income (expense):
  Interest  (expense)                     (144,321)         (20,313)                    0             (164,634)
  Interest income                            2,949                0                     0                2,949
  Other                                     16,646            5,794 (1)           (34,641)             (12,201)
                                       -----------        ---------             ---------          -----------
                                          (124,726)         (14,519)              (34,641)            (173,886)
                                       -----------        ---------             ---------          -----------
Income before income taxes               2,605,083             (757)              (13,123)           2,591,203
  Income tax expense                    (1,068,000)           4,195 (7)             5,000           (1,058,805)
                                       -----------        ---------             ---------          -----------
Net income                              $1,537,083           $3,438               ($8,123)          $1,532,398
                                       -----------        ---------             ---------          -----------
                                       -----------        ---------             ---------          -----------

Earnings per share                        $0.24                                                        $0.24
                                          -----                                                        -----
                                          -----                                                        -----
Weighted average shares
  outstanding                            6,436,359                                                   6,503,025
                                         ---------                                                   ---------
                                         ---------                                                   ---------

                 See notes to the pro forma unaudited condensed
                       consolidated financial statements.

                   CHAMPION INDUSTRIES, INC. AND SUBSIDIARIES

               PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENTS

                                  (UNAUDITED)


                          Year Ended October 31, 1995

                                           HISTORICAL
                                            CHAMPION         HISTORICAL                             PRO FORMA
                                          INDUSTRIES,          DONIHE                               CONSOLIDATED
                                             INC. &         GRAPHICS,                               DONIHE AND
                                          SUBSIDIARIES         INC.                                  CHAMPION
                                           OCTOBER 31,     SEPTEMBER 30,          PRO FORMA         OCTOBER 31,
                                              1995             1995               ADJUSTMENTS           1995
Revenues:
  Printing                                $30,269,131        $6,484,150           $          -      $36,753,281
  Office products and                                                 -                      -       14,532,229
     office furniture                      14,532,229
                                         ------------------------------------------------------------------------
  Total revenues                           44,801,360         6,484,150                      -       51,285,510
                                         ------------------------------------------------------------------------
Cost of sales:
  Printing                                 18,971,767         5,319,795                      -       24,245,812
  Office products and                                                                                 9,405,212
     office furniture                       9,670,370                 - (8)             33,436
                                         ------------------------------------------------------------------------
  Total cost of sales                      28,642,137         5,319,795                 33,436       33,651,024
                                         ------------------------------------------------------------------------
Selling, general and                                                    (9)
  administrative expenses                  11,162,197         1,355,012 (10)             4,842       12,866,395
Income from operations                      4,997,026          (190,657)               (38,278)       4,768,091
                                         ------------------------------------------------------------------------
Other income (expense):
  Interest  (expense)                        (185,255)          (39,936)(11)           (62,078)        (287,267)
  Interest income                              10,705            30,553                      -           41,258
  Other                                       113,505           107,793                      -          221,298
                                         ------------------------------------------------------------------------
                                              (61,045)           98,410                (62,076)         (24,711)
                                         ------------------------------------------------------------------------
Income before income taxes                  4,935,981           (92,247)              (100,354)       4,743,380
  Income tax expense                       (1,995,000)             (600)(12)            34,120       (1,961,480)
                                         ------------------------------------------------------------------------
Net income                                 $2,940,981          ($92,847)              ($66,234)     $ 2,781,900
                                         ------------------------------------------------------------------------
                                         ------------------------------------------------------------------------
Earnings per share                              $0.47                 -                      -            $0.43
                                         ------------------------------------------------------------------------
                                         ------------------------------------------------------------------------
Weighted average shares
  outstanding                               6,319,153                 -                      -        6,402,613
                                         ------------------------------------------------------------------------
                                         ------------------------------------------------------------------------


                                           HISTORICAL
                                             SMITH &
                                            BUTTERFIELD                             PRO FORMA
                                           HISTORICAL                              CONSOLIDATED
                                          SEPTEMBER 30,          PRO FORMA          OCTOBER 31,
                                             1996              ADJUSTMENTS              1995
Revenues:
  Printing                                  $       -           $     -            $36,753,281
  Office products and
     office furniture                       5,105,683                 -             19,637,912
                                         -------------------------------------------------------
  Total revenues                            5,105,683                 -             56,391,193
                                         -------------------------------------------------------
Cost of sales:
  Printing                                          -                 -             24,245,812
  Office products and
     office furniture                       3,687,521                 -             13,092,733
                                         -------------------------------------------------------
  Total cost of sales                       3,687,521                 -             37,338,545
                                         -------------------------------------------------------
Selling, general and                                   (2)(3)
  administrative expenses                   1,581,692  (5)      (43,036)            14,405,051
Income from operations                       (163,530)           43,036              4,647,597
                                         -------------------------------------------------------
Other income (expense):
  Interest  (expense)                         (45,531)                -               (332,798)
  Interest income                                   -                 -                 41,258
  Other                                         5,598  (1)      (34,641)               192,255
                                         -------------------------------------------------------
                                              (39,933)          (34,641)               (99,285)
                                         -------------------------------------------------------
Income before income taxes                   (203,463)            8,395              4,548,312
  Income tax expense                             (154) (7)       (3,000)            (1,964,634)
                                         -------------------------------------------------------
Net income                                  ($203,617)           $5,395             $2,583,678
                                         -------------------------------------------------------
                                         -------------------------------------------------------
Earnings per share                                                                       $0.40
                                         -------------------------------------------------------
                                         -------------------------------------------------------
Weighted average shares
  outstanding                                       -                 -              6,469,819
                                         -------------------------------------------------------
                                         -------------------------------------------------------

      See notes to the pro forma unaudited condensed consolidated financial statements.

                   CHAMPION INDUSTRIES, INC. AND SUBSIDIARIES

  NOTES TO THE PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


Certain reclassifications have been made to S & B historical financial statements to conform to Champion classifications.

(1) To record effect of abandoning leases on capitalized leasehold improvements.

            Accumulated depreciation                $ 28,323
            Loss on abandonment                       34,641
                                                    --------
            Building & improvements                 $ 62,964
                                                    --------
                                                    --------


(2)   To record acceleration of lease obligations that were canceled.

(3) To record capitalization of organization expenses and amortize these expenses for periods presented over five years.

(4) Under purchase accounting, S & B's assets and liabilities are required to be adjusted to their estimated fair values. The estimated fair values have been determined by Champion based upon the most current information. The following are the pro forma adjustments made to reflect S & B's assets and liabilities at their respective fair values.


      DESCRIPTION                     FAIR VALUE          S & B HISTORICAL      ADJUSTMENT
      Building & improvements         $   60,000              $146,229         ($   86,229)
      Furniture & fixtures                60,000               128,535             (68,535)
      Vehicles                            30,000                68,658             (38,658)
      Accumulated depreciation                 0              (263,160)            263,160
                                      ----------              --------          ----------
                                        $150,000              $ 80,262          $   69,738
                                      ----------              --------          ----------
                                      ----------              --------          ----------
      Common stock                    $   66,666              $200,400         ($  133,734)
      Additional paid-in capital       1,134,334                     0           1,134,334
      Retained earnings                        0               371,563            (371,563)
                                      ----------              --------          ----------
                                      $1,200,000              $571,963          $  628,037
                                      ----------              --------          ----------
                                      ----------              --------          ----------


            CHAMPION INDUSTRIES, INC. AND SMITH & BUTTERFIELD COMPANY, INC.

               NOTES TO THE PRO FORMA UNAUDITED CONDENSED CONSOLIDATED
                          FINANCIAL STATEMENTS, CONTINUED



Purchase price allocation:

      Total purchase price                                   $1,200,000

      Allocation of purchase price:
          Building & improvements                               (69,738)
          Accrued other expenses                                218,845
          Deferred taxes                                         31,000
          Book value of assets acquired                        (571,963)
                                                             ----------
      Excess cost over net assets of acquired
          business (goodwill)                                $  808,144
                                                             ----------
                                                             ----------


(5) To record depreciation at the stepped up values and reverse depreciation taken at historical cost. The estimated useful lives are as follows:


          Building & improvements                              8 years
          Furniture & fixtures                                10 years
          Vehicles                                             5 years


(6) To record amortization expense of goodwill based on a useful life of 25 years.

(7)   To record income taxes at an applicable tax rate of 41%.


(8) To record depreciation at the stepped-up values. The estimated useful lives are as follows:



          Building & improvements                             15 Years
          Machinery & equipment                               10 Years
          Equipment under capital leases                      10 Years
          Furniture & fixtures                                 5 Years

(9)  To reflect capitalization and amortization of loan origination costs:


          Total loan costs                                    $ 2,375
          Less current amortizaton                                396
                                                              -------
                                                              $ 1,979
                                                              -------
                                                              -------

         CHAMPION INDUSTRIES, INC. AND SMITH & BUTTERFIELD COMPANY, INC.


  NOTES TO THE PRO FORMA UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS, CONTINUED



(10)  To reflect capitalization and amortization of organizational costs:

               Total organization costs       $ 22,231
               Less current amortization         4,446
                                            -----------
                                              $ 17,785
                                             ---------
                                             ---------


(11) To record first year's debt, principal reduction of $135,720 plus interest expense of $62,078.


(12)  To reflect income tax effect of pro forma adjustments at a 34% rate.